UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On November 4, 2013, Avista Corporation, a Washington corporation (Avista Corp. or the Company), entered into an Agreement and Plan of Merger (Merger Agreement), by and among Avista Corp., Alaska Merger Sub, Inc., an Alaska corporation and a wholly-owned subsidiary of Avista Corp. (Merger Sub); Alaska Energy and Resources Company, an Alaska corporation (AERC); and William A. Corbus solely as the Shareholders’ Representative.

AERC is a privately-held company based in Juneau, Alaska. When the transaction is complete, AERC will become a wholly-owned subsidiary of Avista Corp. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Merger. The Merger Agreement provides for a business combination transaction pursuant to which Merger Sub will merge with and into AERC (the Merger) upon the terms of and subject to the conditions set forth in the Merger Agreement and in accordance with the Alaska Corporations Code (ACC), and AERC will survive the Merger as a wholly-owned subsidiary of Avista Corp.

Merger Consideration. As provided in the Merger Agreement, Merger Consideration means $170,000,000, subject to adjustment.

Conversion of Shares. Pursuant to the Merger Agreement, among other things, each of the issued and outstanding shares of AERC common stock (other than Dissenting Shares) will be converted into the right to receive consideration as follows:

i.	the number of shares of Avista Corp. common stock equal to one share of AERC common stock multiplied by the Exchange Ratio; and

ii.	a portion of the Representative Reimbursement Amount.
Each share of the common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of common stock of AERC.

For purposes of the foregoing:

The Exchange Ratio is the ratio obtained by dividing the Per Share Amount by (i) $21.48 if the Avista Corp. Closing Price is less than or equal to $21.48, (ii) the Avista Corp. Closing Price, if the Avista Corp. Closing Price is greater than $21.48 and less than $34.30 or (iii) $34.30 if the Avista Corp. Closing Price is greater than or equal to $34.30.

The Per Share Amount is the amount determined by dividing (a) the Merger Consideration (as adjusted) by (b) the aggregate number of shares of AERC common stock outstanding immediately prior to the Effective Time.

Representative Reimbursement Amount. At the Closing, Avista Corp. will make a cash payment to the Shareholders’ Representative, by wire transfer of immediately available funds to an account designated by the Shareholders’ Representative prior to the Closing Date, in the amount of $500,000. The purpose of the Representative Reimbursement Amount is to reimburse the Shareholders’ Representative for expenses incurred by the Shareholders’ Representative in acting for the current shareholders of AERC in connection with the Merger. The total Merger Consideration will be reduced by the Representative Reimbursement Amount.

Dissenting Shares. Dissenting Shares will not be converted into, or represent the right to receive, the Merger Consideration or any portion of the Representative Reimbursement Amount. Such shareholders will be entitled to receive payment of the fair value of Dissenting Shares held by them in accordance with the provisions of AS 10.06.580 of the ACC. Any amounts paid to Dissenting Shares over the amounts otherwise payable in the form of Merger Consideration are indemnified expenses owed by AERC to Avista Corp.

Representations, Warranties, and Covenants. The Merger Agreement also contains customary representations, warranties and covenants of both Avista Corp. and AERC. These covenants include an obligation of AERC to, subject to certain exceptions, conduct its business in a manner substantially consistent with its current practice. Under the Merger Agreement, AERC will not without Avista Corp.'s consent, (i) issue, sell, or deliver any shares of any type, (ii) redeem, purchase or otherwise acquire any outstanding shares of AERC, (iii) split, combine, subdivide or reclassify any shares of its common stock, (iv) make any capital expenditures, except in the ordinary course of business, or if outside the ordinary course of business, in an amount not in excess of $5,000,000 in the aggregate, (v) make any acquisition of any material business or entity, (vi) increase in any material manner, individually or in the aggregate, the compensation of any of its directors or employees or enter into, establish or amend any material employment, bonus, incentive compensation, pension, retirement, severance, deferred compensation or other compensation or benefit plan for the benefit of any director or officer of the Company, (vii) commence a lawsuit or other similar legal proceeding.

The Merger Agreement also contains covenants that require the Company to file a registration statement on Form S-4 relating to the Merger with the Securities and Exchange Commission (the “SEC”). After the registration statement is declared effective under the Securities Act by the SEC, AERC will, in accordance with its Articles of Incorporation and bylaws and the applicable requirements of the ACC, (a) mail an information statement to the AERC Shareholders soliciting approval of the Merger and (b) hold a special meeting of the AERC Shareholders to vote on the Merger.

To effectuate the Merger and other transactions contemplated in the agreement, each party will make all required filings and make all notices including filings and notices to the Federal Energy Regulatory Commission (FERC), the Regulatory Commission of Alaska (RCA), the Washington Utilities and Transportation Commission (UTC), the Idaho Public Utilities Commission (IPUC), the Public Utility Commission of Oregon (OPUC), the Public Service Commission of the State of Montana (MPSC), the U.S. Federal Trade Commission (the FTC), the Antitrust Division of the U.S. Department of Justice (the DOJ) and any other applicable regulatory bodies.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the Company's registration statement on Form S-4 having been declared effective by the SEC, (ii) the Company's common stock to be issued in the Merger having been approved for listing on the New York Stock Exchange, (iii) the approval of the Merger by the holders of the requisite number of the outstanding shares of AERC common stock, (iv) the receipt of regulatory approvals required to consummate the Merger, including, among others, approvals from the FERC, RCA, UTC, IPUC, OPUC, MPSC, FTC, and DOJ on the terms and conditions specified in the Merger Agreement, (v) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (vi) the absence of the occurrence of a material adverse effect relating to either AERC or the Company after the date of the Merger Agreement and (vii) other customary closing conditions.

Termination. The Merger Agreement also provides for customary termination rights for each of the Company and AERC, including the right for either party to terminate if the Merger has not been consummated on or before December 31, 2014; provided, however, that the failure of the Merger to have been consummated on or before December 31, 2014 was not caused by the failure of either party or any affiliate of such party to perform any of its obligations under the Merger Agreement. Termination of the Merger by either party prior to December 31, 2014 is only allowed under the Merger Agreement if the other party breaches any representation, warranty, covenant, agreement or obligation and fails to remedy this breach within thirty days, or sixty days if a good faith, diligent effort is made to remedy the breach. Upon termination of the Merger Agreement, there will be no further liability under the agreement except that nothing shall relieve any party hereto from liability for any breach of the Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about the Company, AERC or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, AERC or any of their respective subsidiaries, affiliates or businesses.

Section 8 - Other Events

Item 8.01 Other Events.

On November 4, 2013, Avista Corp. issued a press release announcing the planned acquisition of Alaska Energy and Resources

Company. A copy of the press release is furnished as Exhibit 99.1.

AERC is a privately-held company based in Juneau, Alaska. When the transaction is complete, AERC will become a wholly-owned subsidiary of Avista Corp.

The primary subsidiary of AERC is Alaska Electric Light and Power Company (AEL&P), the oldest regulated electric utility in Alaska. In 2012, AEL&P had annual revenues of $42 million and a total rate base of $111 million. AEL&P, with 60 fulltime employees, serves approximately 15,900 customers in the city and borough of Juneau.

In addition to the regulated utility, AERC owns the AJT Mining subsidiary, which is an inactive mining company holding certain mining properties.

The transaction is expected to close by July 1, 2014, following the receipt of necessary regulatory approvals and the satisfaction of other closing conditions.

Additional Information
In connection with the proposed transaction, the Company will file a registration statement on Form S-4 with the SEC. OWNERS OF AERC COMMON STOCK ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND BOTH THE COMPANY AND AERC. Investors will also be able to obtain the registration statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov or our corporate website at www.avistacorp.com.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

The furnished press release contains forward-looking statements regarding the Company’s current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the press release and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December. 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

2.1
Agreement and Plan of Merger, dated as of November 4, 2013, by and among Avista Corp., Alaska Merger Sub, Inc., an Alaska corporation and a wholly-owned subsidiary of Avista Corp.; Alaska Energy and Resources Company, an Alaska corporation; and William A. Corbus solely as the Shareholders’ Representative (the exhibits and schedules to the Merger Agreement have been omitted pursuance to Item 601(b)(2) of Regulation S-K).

99.1    Press release dated November 4, 2013, which is being furnished pursuant to Item 8.01.

Neither the furnishing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to Avista Corp.'s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at Avista Corp.'s Internet address is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	November 4, 2013	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer